BY-LAWS

OF

T. ROWE PRICE NEW ERA FUND, INC.

AS AMENDED:

JULY 11, 1973

APRIL 9, 1974

JANUARY 28, 1977

APRIL 20, 1979

JANUARY 20, 1982

FEBRUARY 24, 1983

JANUARY 21, 1988

APRIL 19, 1990

MAY 1, 1991

JULY 21, 1993

JULY 21, 1999

OCTOBER 16, 2002

FEBRUARY 5, 2003

APRIL 21, 2004

FEBRUARY 8, 2005

JULY 22, 2008

OCTOBER 17, 2011

JULY 25, 2018

JULY 25, 2022

MAY 8, 2024

BY-LAWS

OF

T. ROWE PRICE NEW ERA FUND, INC.

ARTICLE I

OFFICES

 Section 1.1. Principal Office. The principal office of the corporation shall be within the City of Baltimore, State of Maryland.

 Section 1.2. Other Offices. The corporation may also have offices at such other places within or without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

 Section 2.1. Place of Meetings. All meetings of stockholders shall be held at the office of the corporation in the City of Baltimore, State of Maryland, or at such other place in the United States as the board of directors may determine.

(Section 2.1. Place of Meetings, as amended July 11, 1973)

 Section 2.2. Annual Meetings. The Corporation shall not be required to hold an annual meeting of its shareholders in any year unless the Investment Company Act of 1940 requires an election of directors by shareholders. In the event that the Corporation shall be so required to hold an annual meeting, such meeting shall be held at a date and time set by the Board of Directors, which date shall be no later than 120 days after the occurrence of the event requiring the meeting. Any shareholders’ meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of shareholders for the fiscal year of the Corporation in which the meeting is held. At any such meeting, the shareholders shall elect directors to hold the offices of any directors who have held office for more than one year or who have been elected by the Board of Directors to fill vacancies which result from any cause. Except as the Articles of Incorporation or statute provides otherwise, Directors may transact any business within the powers of the Corporation as may properly come before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice. [ MGCL, Section 2-501 ]

(Section 2.2. Annual Meetings, as amended April 19, 1990)

 Section 2.3. Special Meetings: Special meetings of the shareholders may be called at any time by the Chair of the Board, the President, any Vice President, or by a majority of the Board of Directors. Special meetings of the shareholders shall be called by the Secretary on the written request of shareholders entitled to cast (a) in the case of a meeting for the purpose of removing a director, at least ten (10) percent and (b) in the case of a meeting for any other purpose, at least 25 percent, in each case of all the votes entitled to be cast at such meeting, provided that any such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on, and the shareholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve (12) months. [ MGCL, Section 2-502 ]

(Section 2.3. Special Meetings, as amended July 21, 1993 and February 5, 2003)

 Section 2.4. Notice of Meetings: Not less than ten (10) days, nor more than ninety (90) days before each shareholders’ meeting, the Secretary or an Assistant Secretary of the Corporation shall give to each shareholder entitled to vote at the meeting, and each other shareholder entitled to notice of the meeting, written notice stating (1) the time and place of the meeting, and (2) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by statute to be given. Such notice shall be personally delivered to the shareholder, or left at the shareholder’s residence or usual place of business, or mailed to the shareholder at this address or transmitted to the shareholder by electronic mail to any electronic mail address of the shareholder or by any other electronic means in all cases as such address appears on the records of the Corporation. No notice of a shareholders’ meeting need be given to any shareholder who shall sign a written waiver of such notice, whether before or after the meeting, which is filed with the records of shareholders’ meetings, or to any shareholder who is present at the meeting in person or by proxy. Notice of adjournment of a shareholders’ meeting to another time or place need not be given if such time and place are announced at the meeting, unless the adjournment is for more than one hundred twenty (120) days after the original record date. [ MGCL, Sections 2-504, 2-511(d) ]

(Section 2.4. Notice of Meetings, as amended July 21, 1999)

 Section 2.5. Quorum. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast one-third of the votes thereat shall constitute a quorum; but this section shall not affect any requirement of the statute or the charter with respect to the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

(Section 2.5. Quorum, as amended July 22, 2008)

 Section 2.6. Vote Required. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except as otherwise provided by statute, by the charter, or by these by-laws.

 Section 2.7. Voting Rights: Proxies. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. Fractional shares shall be entitled to fractional votes. A stockholder may vote the shares owned of record by the stockholder either in person or by proxy executed in writing by the stockholder or the stockholder’s duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chair of the meeting.

(Section 2.7. Voting Rights: Proxies, as amended April 9, 1974)

 Section 2.8. Voting - Proxies: A shareholder may authorize another person to act as proxy for the shareholder by: (i) signing a writing authorizing another person to act as proxy, (ii) the shareholder’s authorized agent signing the writing or causing the shareholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature, or (iii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person authorized to act as proxy or any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. No proxy shall be valid more than eleven (11) months after its date unless it provides for a longer period. [ MGCL, Section 2-507(b) and (c) ]

(Section 2.8. Voting – Proxies, added July 21, 1999)

 Section 2.9. Unanimous Written Consents. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the corporation.

ARTICLE III

DIRECTORS

 Section 3.1. Number. The number of directors of the corporation shall be not less than three (3) nor more than fifteen (15), as fixed from time to time by vote of a majority of the entire board of directors. The tenure of office of an incumbent director shall not be affected by any decrease in the number of directors so made by the board. At each annual meeting, the stockholders shall elect a board of directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders of the corporation.

 Section 3.2. Vacancies. Except as otherwise provided by law:

  (a) any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum;

  (b) any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors; and

  (c) a director elected by the board of directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until the director’s successor is elected and qualifies.

 Section 3.3. Duties and Powers. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these by-laws conferred upon or reserved to the stockholders.

 Section 3.4. Removal. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

 Section 3.5. Place of Meetings. Meetings of the board of directors, regular or special, may be held at such place within or without the State of Maryland as the board may from time to time determine or as shall be specified in the notice of meeting.

 Section 3.6. First Meeting. Until the first annual meeting of stockholders or until successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Sections 3.2 and 3.4 hereof, at each annual meeting, the stockholders shall elect Directors to hold office until the next annual meeting and/or until their successors are elected and qualify. In the event that Directors are not elected at an annual stockholders’ meeting, then Directors may be elected at a special stockholders’ meeting. Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon.

(Section 3.6. First Meeting, as amended January 21, 1988)

 Section 3.7. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

 Section 3.8. Special Meetings. Special meetings of the board of directors may be called at any time by the board of directors or by the president or by a majority of the directors.

 Section 3.9. Notice of Special Meetings. Notice of the place and time of every special meeting of the board of directors shall be served on each director or sent to each director by telegraph or by mail, or by leaving the same at the director’s residence or usual place of business, at least two (2) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at the director’s post office address as it appears on the records of the corporation, with postage thereon prepaid.

 Section 3.10. Quorum and Voting. At all meetings of the Board of Directors the presence of one-third of the total number of Directors authorized, but not less than two Directors, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

(Section 3.10. Quorum and Voting, as amended January 28, 1977)

 Section 3.11. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board or committee and is filed in paper or electronic form with the minutes of the proceedings of the Board or committee.

(Section 3.11. Unanimous Written Consents, as amended February 8, 2005)

 Section 3.12. Committees. By resolution adopted by the Board of Directors, the Board may appoint from among its members one or more committees, including an Executive Committee, each consisting of one or more Directors. Each member of a committee shall hold office during the pleasure of the Board. Unless otherwise provided by resolution of the Board of Directors, the Executive Committee, in the intervals between meetings of the Board of Directors, shall have and may exercise all powers of the Board of Directors except the power to: (a) declare dividends or distributions on stocks; (b) issue stock other than as provided in Section 2-411(b) of Article Corporations and Associations of the Annotated Code of Maryland; (c) recommend to the stockholders any action which requires stockholder approval; (d) amend the By-Laws; or (e) approve any merger or share exchange which does not require shareholder approval. To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee. In the absence of appropriate resolution of the Board of Directors each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. The Board of Directors may appoint other committees, each consisting of one or more persons who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

(Section 3.12. Committees, as amended April 20, 1979 and April 21, 2004)

 Section 3.13. Fees and Expenses. Directors as such shall not receive any stated salary for their services, but may be allowed such directors’ fees and such expenses for attendance at meetings as the board of directors may from time to time determine to be appropriate; but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

 Section 3.14. Director Emeritus. Upon the retirement of a Director of the Corporation, the Board of Directors may designate such retired Director as a Director Emeritus. The position of Director Emeritus shall be honorary only and shall not confer upon such Director Emeritus any responsibility, or voting authority, whatsoever with respect to the Corporation. A Director Emeritus may, but shall not be required to attend the meetings of the Board of Directors and receive materials normally provided Directors relating to the Corporation. The Board of Directors may establish such compensation as it may deem appropriate under the circumstances to be paid by the Fund to a Director Emeritus.

(Section 3.14. Director Emeritus, added February 24, 1983)

ARTICLE IV

ADVISORY COMMITTEE

 Section 4.1. The board of directors may appoint an advisory committee which shall be composed of persons who do not serve the corporation in any other capacity and which shall have advisory functions with respect to the investments of the corporation, but shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the corporation. The number of persons constituting any such advisory committee shall be determined from time to time by the board of directors. The members of any such advisory committee shall not receive any fixed compensation for their services but may be allowed such fees and such expenses for the attendance at meetings as the board of directors may from time to time determine to be appropriate.

ARTICLE V

NOTICES

 Section 5.1. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or of any committee is required to be given under the provisions of the statute or under the provisions of the charter or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such person.

ARTICLE VI

OFFICERS

 Section 6.1. Executive Officers. The executive officers of the corporation shall be a president, a secretary and a treasurer, and may include one or more Vice Presidents. Two or more offices, except those of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the corporation shall be elected annually by the board of directors at its first meeting and thereafter at each annual meeting of the Board.

(Section 6.1. Executive Officers, as amended January 21, 1988 and May 8, 2024)

 Section 6.2. Other Officers and Agents. The board of directors may also elect a Chair of the Board, one or more assistant vice presidents, assistant secretaries and assistant treasurers and may elect, or delegate to the president the power to appoint and fix the compensation of such other officers and agents as the board of directors shall at any time or from time to time deem advisable; and any person so elected by the board or appointed by the president shall hold office for such term as shall from time to time be determined by the board or the officer who made such appointment.

 Section 6.3. Authority and Duties. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in or pursuant to these by-laws, or, to the extent not so provided, as may be prescribed by resolution of the board of directors.

 Section 6.4. Compensation. The compensation of all officers and agents of the corporation shall be fixed by or in the manner determined by the board of directors.

 Section 6.5. Tenure; Removal; Resignation; Vacancies. The officers of the corporation shall hold office until their respective successors are chosen and qualify in their stead. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. An officer who is an employee of T. Rowe Price Associates, Inc. or a related T. Rowe Price entity shall be deemed to be removed effective as of the date such person’s employment with T. Rowe Price Associates, Inc. or a related T. Rowe Price entity is terminated (regardless of whether the termination was voluntary or involuntary), unless the Board of Directors approves otherwise. The removal of an officer does not prejudice any of the officer’s contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors.

 (Section 6.5. Tenure; Removal; Resignation; Vacancies, as amended May 8, 2024)

 Section 6.6. The Chair of the Board. Unless otherwise provided by resolution of the Board of Directors, the Chair of the Board shall be selected from among the Directors who are not “interested persons” of the Corporation, as such term is defined in the Investment Company Act, and shall not be an officer of the Corporation. The Chair shall preside at all shareholders’ meetings and at all meetings of the Board of Directors. The Chair shall be ex officio a member of all standing committees of the Board of Directors, except for the Executive Committee. The Chair shall have such powers and perform such duties as may be assigned to the Chair from time to time by the Board of Directors, as consistent with the Chair’s position as non-executive Chair.

(Section 6.6. The Chair of the Board, as amended October 16, 2002 and July 25, 2018)

 Section 6.7. The President. Unless otherwise provided by resolution of the Board of Directors, the President shall have general charge of the business, affairs, property, and operation of the Corporation and its officers, employees, and agents. The President may sign certificates representing stock of the Corporation authorized for issuance by the Board of Directors. Except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The President shall exercise such other powers and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

(Section 6.7. The President, as amended October 16, 2002, July 25, 2018, and May 8, 2024)

 Section 6.8. Execution of Documents. Except as otherwise required by law or by these by-laws, the president shall have the authority to execute, in the name and on behalf of the corporation, all deeds, mortgages, bonds, contracts and other instruments requiring a seal, under the seal of the corporation, unless the signing and execution thereof shall have been expressly delegated by the board of directors exclusively to some other officer or agent of the corporation.

 Section 6.9. The Vice Presidents. The board of directors may designate one or more of the vice presidents as executive vice presidents, and may grant to others of the vice presidents such titles as shall describe their functions. The vice president, or if there be more than one, the vice presidents in the order of their seniority as determined by the board of directors, shall, in the absence or disability of the president, exercise the powers and perform the duties of the president; and any vice president shall perform such other duties as the board of directors or the president may from time to time prescribe.

 Section 6.10. The Assistant Vice Presidents. The assistant vice president, or if there shall be more than one, the assistant vice presidents, shall perform such duties and have such powers as the board of directors or the president shall from time to time prescribe. Any Assistant Vice President may perform such duties of the Vice President as the Vice President or the Board of Directors may assign, and, in the absence of the

Vice President, an Assistant Vice President may perform all the duties of the Vice President.

 (Section 6.10. The Assistant Vice Presidents, as amended May 8, 2024

 Section 6.11. The Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and perform such other duties as may be prescribed by the board of directors, the chair of the board or the president, under whose supervision the secretary shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary’s signature or by the signature of an assistant secretary.

 Section 6.12. The Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors or the president, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

 Section 6.13. The Treasurer.

  (a) The treasurer shall be the chief financial officer of the corporation. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and the treasurer shall render to the president and the board of directors, at its regular meetings or when the board of directors or the president so require, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.

  (b) The treasurer shall cause all of the securities from time to time owned by the corporation, and all of its funds, to be deposited with the bank or trust company which shall have been appointed custodian pursuant to the provisions of the charter of the corporation.

  (c) If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

 Section 6.14. The Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors or the president, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

ARTICLE VII

CAPITAL STOCK

 Section 7.1. Ownership of Shares.

  (a) Certificates certifying the ownership of shares will not be issued for shares purchased or otherwise acquired after May 1, 1991. The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such shareholder. The Corporation reserves the right to require the surrender of outstanding certificates if the Board of Directors so determines.

  (b) Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked “Cancelled” with the date of cancellation.

(Section 7.1. Ownership of Shares, as amended May 1, 1991)

 Section 7.2. Lost Certificates. If a certificate for stock of the Corporation is alleged to have been lost, stolen or destroyed, no new certificate will be issued. Instead, ownership of the shares formerly represented by the lost, stolen or destroyed certificate shall be recorded on the books of the Corporation or its agent, in accordance with the provisions of Section 7.1 of this Article. Before recording ownership of such shares, the Board of Directors, or any officer authorized by the Board, may, in its discretion, require the owner of the lost, stolen, or destroyed certificate (or the owner’s legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate.

(Section 7.2. Lost Certificates, as amended May 1, 1991)

 Section 7.3. Transfer of Stock. Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose and, if one or more certificates representing such shares have been issued, upon surrender to the Corporation or its transfer agent or agents of such certificate or certificates duly endorsed, or accompanied by appropriate evidence of assignment, transfer, succession, or authority to transfer.

(Section 7.3. Transfer of Stock, as amended May 1, 1991)

 Section 7.4. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for any other proper purpose, provided that such record date shall be a date not more than ninety (90) days nor, in the case of a meeting of stockholders, less than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. In such case, only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

(Section 7.4. Fixing of Record Date, as amended January 28, 1977 and October 17, 2011)

 Section 7.5. Registered Owners of Stock. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

ARTICLE VIII

GENERAL PROVISIONS

 Section 8.1. Declaration of Dividends. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the statute and of the charter.

 Section 8.2. Cash Distributions. The provisions of Section 8.1 hereof notwithstanding, the total of cash distributions to the stockholders paid in any one fiscal year, subject to the exceptions noted below, may be approximately the sum of

  (a) the net income for such fiscal year, determined in accordance with good accounting practice (which, if the board of directors so determines, may include accrued net income in the price of shares of capital stock of the corporation issued or repurchased), exclusive of profits of losses realized upon the sale of securities or other property; plus

  (b) the excess of profits over losses on sales of securities or other property for such fiscal year. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provision shall be interpreted to give to the board of directors the power in its discretion to distribute for any fiscal year as ordinary dividends and as capital gain distributions, respectively, amounts sufficient to enable the corporation to avoid or reduce liability for federal income or other taxes.

 Section 8.3. Annual Statement. The president or a vice president or the treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders, if any, and shall be filed within twenty days thereafter at the principal office of the corporation in the State of Maryland (or, in the absence of an annual meeting, within twenty days after the month of April following the end of the fiscal year).

(Section 8.3. Annual Statement, as amended January 21, 1988)

 Section 8.4. Checks; Evidences of Indebtedness. All certificates, orders or instructions for the payment of money of the corporation, and all notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate, or as may be specified in or pursuant to the agreement between the corporation and the bank or trust company appointed as custodian pursuant to the provisions of the charter of the corporation.

 Section 8.5. Participation in Certain Investment Decisions. In any case in which an officer or director of the corporation or of the investment adviser of the corporation, or a member of the advisory board or of any committee of the corporation, is also an officer or director of another corporation, and the purchase or sale of shares issued by such other corporation is under consideration, the officer or director or advisory board or committee member concerned shall abstain from participating in any decision made on behalf of the corporation to purchase or sell any securities issued by such other corporation.

 Section 8.6. Fiscal Year. The fiscal year of the Corporation and any series thereunder, as applicable, shall be any such period of twelve (12) calendar months as the Board of Directors may by resolution prescribe.

 Section 8.7. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Maryland”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

 Section 8.8. Stock Ledgers. The corporation shall maintain at the office of its transfer agent an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder.

ARTICLE IX

AMENDMENTS

 Section 9.1. These by-laws may be amended or repealed, and any new by-law may be adopted by vote of the stockholders of the corporation at any annual meeting or any special meeting called for the purpose, or by vote of a majority of the entire board of directors at any regular or special meeting; provided, however, that any by-law or amendment to the by-laws adopted by the board of directors may be amended or repealed, and any by-law repealed by the board of directors may be reinstated by vote of the stockholders of the corporation.

ARTICLE X

INDEMNIFICATION AND INSURANCE

 Section 10.1. Indemnification and Payment of Expenses in Advance. The Corporation shall indemnify any individual (“Indemnitee”) who is a present or former director, officer, employee, or agent of the Corporation, or who is or has been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who, by reason of the Indemnitee’s position was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a “Proceeding”) against any judgments, penalties fines, settlements, and reasonable expenses (including attorneys’

fees) incurred by such Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under applicable Maryland law, as from time to time amended. The Corporation shall pay any reasonable expenses so incurred by such Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under applicable Maryland law, as from time to time amended. Subject to any applicable limitations and requirements set forth in the Corporation’s Articles of Incorporation and in these By-Laws, any payment of indemnification or advance of expenses shall be made in accordance with the procedures set forth in applicable Maryland law, as from time to time amended.

 Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which the Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Indemnitee’s office (“Disabling Conduct”).

 Anything in this Article X to the contrary notwithstanding, no indemnification shall be made by the Corporation to any Indemnitee unless:

  (a) there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of Disabling Conduct; or

  (b) in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

   (i) the vote of a majority of a quorum of directors who are neither “interested persons” of the Corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the Proceeding; or

   (ii) an independent legal counsel in a written opinion.

 Anything in this Article X to the contrary notwithstanding, any advance of expenses by the Corporation to any Indemnitee shall be made only upon the undertaking by such Indemnitee to repay the advance unless it is ultimately determined that such Indemnitee is entitled to indemnification as above provided, and only if one of the following conditions is met:

  (a) the Indemnitee provides a security for the Indemnitee’s undertaking; or

  (b) the Corporation shall be insured against losses arising by reason of any lawful advances; or

  (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification, which determination shall be made by:

   (i) a majority of a quorum of directors who are neither “interested persons” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the Proceeding; or

   (ii) an independent legal counsel in a written opinion.

 Section 2.  Insurance of Officers, Directors, Employees and Agents. To the fullest extent permitted by applicable Maryland law and by Section 17(h) of the Investment Company Act of 1940, as from time to time amended, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in or arising out of such position, whether or not the Corporation would have the power to indemnify such person against such liability. [ MGCL, Section 2- 418(k) ]

(ARTICLE X. INDEMNIFICATION AND INSURANCE, as added to By-Laws

January 20, 1982)

ARTICLE XI

MISCELLANEOUS

 Section 11.1. Use of the Term “Annual Meeting”. The use of the term “annual meeting” in these By-Laws shall not be construed as implying a requirement that a shareholder meeting be held annually.

(ARTICLE XI. MISCELLANEOUS, added January 21, 1988)

CAPS\Documents\Agreements\NEF Bylaws.doc